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                                                                    Exhibit 21.1


                                     SUBSIDIARIES

         Name                          Jurisdiction
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         American Telemedia, Inc.      Delaware
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         American Telemedia, Ltd.      United Kingdom
         --------------------------------------------------
         Econophone, Ltd.              Ireland
         --------------------------------------------------
         Econophone, GMBH              Germany
         --------------------------------------------------
         Econophone, Hellas S.A.       Greece
         --------------------------------------------------
         Econophone, Ltd.              Brussels
         --------------------------------------------------
         Econophone France SARL        France
         --------------------------------------------------
         Gemlink                       Antwerp
         --------------------------------------------------
         Telco Global                  United Kingdom
         Communications, Limited
         --------------------------------------------------